UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2024
Commission File Number: 001-39558

PERELLA WEINBERG PARTNERS
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1770732
( State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 287-3200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 per share	PWP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 27, 2024, Perella Weinberg Partners (the “Company”) and PWP Holdings LP ("PWP OpCo"), the Company’s operating partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Citizens JMP Securities, LLC, as underwriter (the “Underwriter”), relating to the issuance and sale pursuant to an underwritten public offering (the “Offering”) of an aggregate of 5,000,000 shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), and up to an additional 750,000 shares (the “Option Shares” and, together with the Firm Shares, the “Shares”) of Class A common stock at the Underwriter’s option, which the Underwriter exercised in full on February 28, 2024. The Shares were sold at a public offering price of $12.00 per share, less underwriting discounts and commissions. Closing for the sale of the Shares occurred on March 1, 2024.
The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266051) (the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on July 7, 2022 and declared effective by the SEC on July 19, 2022, a prospectus included in the Registration Statement and a prospectus supplement, dated February 27, 2024. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
On March 1, 2024, the Company issued 794,146 shares of its Class A common stock in exchange for 793,354 Class A partnership units of PWP OpCo and 793,354 shares of Class B common stock of the Company that were held by certain limited partners of PWP OpCo pursuant to the Amended and Restated Limited Partnership Agreement of PWP OpCo (as amended, the “PWP OpCo LPA”).
Pursuant to the terms of the PWP OpCo LPA, and subject to the exchange procedures and restrictions set forth therein and any other procedures or restrictions imposed by the Company, holders of Class A partnership units of PWP OpCo (other than the Company) may exchange these units for (i) shares of Class A common stock of the Company on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) cash from an offering of shares of Class A common stock of the Company (based on the net proceeds received by the Company for such shares in such offering) with the form of consideration determined by the Company. Simultaneously with an exchange by a PWP OpCo unitholder who holds shares of Class B common stock of the Company, a number of shares of Class B common stock held by such unitholder equal to the number of Class A partnership units of PWP OpCo exchanged by such unitholder will be automatically converted into shares of Class A common stock or cash, which will be delivered to the exchanging holder (at the Company’s option) at a conversion rate of 1:1000 (or 0.001).
The shares of Class A common stock were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 27, 2024, by and among Perella Weinberg Partners, PWP Holdings LP and Citizens JMP Securities, LLC.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS
(Registrant)

Date: March 1, 2024	By:	/s/ Alexandra Gottschalk
	Name:	Alexandra Gottschalk
	Title:	Chief Financial Officer